MAST0308  (preliminary bonds)

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UBS Investment Bank

|CMO Structuring Desk: 212-713-3199 Fax: 212-713-3890 |Pac Bands  I:   0-   0  II:

0-   0

III:   0-

0

Closing Date: 8/29/2003

|WHOLE  30 year  Pricing Speed: 300 PSA               |PacI %: 0.00   Indices:  1ML

1.85

First Pay: 9/25/2003

|WAC:5.84   WAM:358.00                                |

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Tranche Name	Bal(MM)	Coupon	Payment Window	Aver. Life	Dur	Tx Yr	Spread Yield bp	Price %	Description	Day Del	Deal %

“1A1	198,911,000”		5.50000	9/03-6/33		5.43	5			24	96.56

“2A1	255,443,000.81”		4.50000	9/03-6/18		4.39	4			24	98.63

“3A7	93,714,728”		5.25000	9/03-4/11		3.51	-2			24	23.29
“3A10	10,000,000”		5.25000	9/03-12/07		2.47	-2			24	2.49
‘3A8	23,000,000”		5.25000	9/03-12/09		3.16	3			24	5.72
“3A9	1,000,000”		5.25000	9/03-12/09		3.16	3			24	0.25
“3A11	7,125,000”		5.25000	12/07-4/11		6.13	7			24	1.77
“3A2	12,727,272”		1.43000	9/03-4/11		3.51	3			0	3.16
“3A3	12,727,272”		6.57000	9/03-4/11		3.51	3			0	3.16
“3A1	140,000,000”		5.00000	9/03-4/11		3.51	3			24	34.79
“3A4	41,252,729”		5.25000	4/11-5/16		9.61	-2			24	10.25
“3A5	20,000,000”		5.25000	9/06-8/33		15.65	-2			24	4.97
“3A6	270,271”		0.00000	9/06-8/33		15.65	-2			24	0.07
“3A12	36,000,000”		5.25000	9/08-8/33		10.85	10			24	8.95
“3A13	4,000,000”		5.25000	9/08-8/33		10.85	10			24	0.99

“4A2	24,624,021”		4.75000	9/03-6/18		4.38	4			24	49.25
“4A1	24,624,022.14”		4.50000	9/03-6/18		4.38	4			24	49.25

“5A1	29,732,566”		5.25000	9/03-6/23		4.67	-2			24	93.32
“5A2	1,564,872.86”		5.25000	9/03-6/23		4.67	-2			24	4.91

“6A1	17,007,075.73”		5.50000	9/03-8/33		5.20	5			24	96.41

“7A1	28,795,000”		4.75000	9/03-6/13		3.47	3			24	99.00

“8A1	149,497,067.38”		5.50000	9/03-6/33		5.42	5			24	95.22

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The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.  The information herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the securities and exchange commission.